Exhibit 10.2

EXECUTION VERSION
AMENDMENT NO. 3 TO THE
CREDIT AGREEMENT

This AMENDMENT NO. 3 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2011 (the “Amendment Date”), is among Allure of the Seas Inc., a Liberian corporation (the “Borrower”), Royal Caribbean Cruises Ltd., a Liberian corporation (the “Guarantor” and, together with the Borrower, the “Loan Parties”), the various financial institutions as are parties to the Credit Agreement referred to below (collectively, the “Lenders”), Skandinaviska Enskilda Banken AB (publ) (“SEB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(i)           The Loan Parties, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of March 15, 2010, as amended as of March 15, 2010 pursuant to Amendment No. 1 and Amendment No. 2 to the Credit Agreement, each dated as of March 15, 2010 (the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(ii)           The Loan Parties have requested and the Lenders have agreed that the Credit Agreement be amended, upon the terms and subject to the conditions set forth herein, and Finnvera has consented to such amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment.  Effective as of the date hereof (except as otherwise specifically indicated below) and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof:

(A)           The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” means:

(a) as of any date before September 16, 2011, 2.20% per annum; and

(b) as of any date on or after September 16, 2011, 2.10% per annum.

(B)           Clause (f) in the definition of “Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed by such Person;”

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(C)            Clause (h) in the definition of “Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) liabilities arising under Hedging Instruments.”

(D)           The definition of “New Financings” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“New Financings” means proceeds from:

(a)            borrowed money (whether by loan or issuance and sale of debt securities), including drawings under any revolving credit facilities, and

(b)           the issuance and sale of equity securities.

(E)           Section 1.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 1.4     Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any Note shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower or the Guarantor elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Administrative Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, further, that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower or the Guarantor of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 6.6, there is a change in the manner of determining any of the items referred to herein that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Guarantor or the Administrative Agent) be such as to affect the basis or efficacy of the covenants contained in Section 7.2.4 in ascertaining the financial condition of the Guarantor or the consolidated financial condition of the Guarantor and its Subsidiaries and the Guarantor notifies the Administrative Agent that the Guarantor requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Administrative Agent notifies the Guarantor that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes

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of such Sections of this Agreement continue to be determined in accordance with GAAP relating thereto as GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith.

(F)            Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.15    Pension Plans.  To the extent that, at any time after the Effective Date, there are any Pension Plans, no Pension Plan shall have been terminated, and no contribution failure will have occurred with respect to any Pension Plan, in each case which could (a) give rise to a Lien under section 302(f) of ERISA and (b) result in the incurrence by the Guarantor or any member of the Controlled Group of any material liability, fine or penalty.

(G)           Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.16    Investment Company Act.  No Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(H)            Section 7.2.1.A of the Credit Agreement is hereby amended by inserting the word “principal” immediately prior to the words “business activity” in the second line thereof.

(I)           Section 7.2.2.A(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)           Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 7.2.3.A(c), at any one time outstanding not exceeding the greater of (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) (x) 3.5% of the total assets of the Guarantor and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (y) $450,000,000; and

(J)            Section 7.2.3.A(c) of the Credit Agreement is hereby amended by replacing the number “$225,000,000” in the eighth line thereof with the number “$450,000,000”.

(K)           Section 7.2.3.A of the Credit Agreement is hereby amended by adding new subsections (m) and (n) as follows:

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(m)            normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of setoff or similar rights in favor of banks or other depository institutions; and

(n)            Liens in respect of rights of setoff, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business.

(L)           Section 7.2.5.A(b) of the Credit Agreement is hereby amended by replacing the number “$25,000,000” in the second line thereof with the number “$50,000,000”.

(M)            Section 7.2.6.A(a) of the Credit Agreement is hereby amended by adding the indicator “(i)” prior to the word “liquidate” in the first sentence thereof and adding the following additional clause at the end of such paragraph immediately following the word “Subsidiary”:  “or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7”.

(N)           Section 7.2.6.A(b) of the Credit Agreement is hereby amended by replacing the word “Default” in the first line thereof with the words “Event of Default or Prepayment Event.”

(O)            Section 7.2.7(a) of the Credit Agreement is hereby amended by adding the following words immediately following the phrase “so long as” in the first line thereof:  “at the time of any such sale”.

(P)           Section 7.2.7(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) the aggregate net book value of all such assets sold during each fiscal year does not exceed an amount equal to the greater of (x) 7.5% of Stockholders’ Equity as at the end of the last Fiscal Quarter, and (y) $400,000,000, provided however, that in no event shall the aggregate net book value of fixed assets disposed over the life of the Agreement (determined as of the date of any such sale) exceed 25% of Stockholders’ Equity as at the end of the most recently completed fiscal quarter; and

(Q)            Section 7.2.7(a)(ii) of the Credit Agreement is hereby amended by replacing the number “$25,000,000” in the second line thereof with the number “$50,000,000”.

(R)           Section 7.2.7(e) of the Credit Agreement is hereby amended by replacing the word “Borrower” in the second line thereof with the word “Guarantor”.

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(S)            Section 7.2.7 of the Credit Agreement is hereby amended by adding new subsection (f) as follows:

(f)            the sale of the vessel “Celebrity Mercury”;

(T)            Section 7.2.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 7.2.8    Transactions with Affiliates.  The Guarantor will not, and will not permit any of the Principal Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than arrangements or contracts among the Guarantor and its Subsidiaries and among the Guarantor’s Subsidiaries) unless such arrangement or contract is on an arms’-length basis, provided that, to the extent that the aggregate fair value of the goods furnished or to be furnished or the services performed or to be performed under all such contracts or arrangements in any one Fiscal Year does not exceed $50,000,000, such contracts or arrangements shall not be subject to this Section 7.2.8.

(U)           Section 8.1.4 of the Credit Agreement is hereby amended by adding the following parenthetical immediately following the phrase “scheduled maturity” in the 12th line and the phrase “scheduled maturity thereof” in the 16th line:  “(other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness)”.

(V)           Section 8.1.5(a) of the Credit Agreement is hereby amended by replacing the words “the institution of any steps by the Guarantor, any member of its Controlled Group or any other Person to terminate a Pension Plan” in the first and second lines thereof with the words “Any termination of a Pension Plan by the Guarantor, any members of its Controlled Group or any other Person.”

(W)            Section 9.1.1 of the Credit Agreement is hereby amended by replacing the number “30%” in the fourth line thereof with the number “33%”.

(X)           Section 9.1.6(b) of the Credit Agreement is hereby amended by replacing the words “10 consecutive Business Days” in the first line thereof with the words “30 consecutive days”.

SECTION 2.  Conditions to Effectiveness.  This Amendment shall become effective on and as of the Amendment Date when, and only when, (i) Finnvera has consented to this Amendment and delivered a duly authorized and executed signature page to the Administrative Agent or its counsel evidencing such consent, (ii) each of the parties hereto has delivered a duly authorized and executed signature page to this Amendment to the Administrative Agent or its counsel, (iii) each of the Borrower’s and Guarantor’s Board of Directors has approved the execution and delivery of this Amendment and (iv) the Borrower has paid to the Administrative Agent, for the ratable account of and as agent for each Lender, an amendment fee equal to the product of 0.15% multiplied by the outstanding principal amount of the Loans as of the Amendment Date, less any prepayment made or notified to be made (the “Amendment Fee”) in

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accordance with Section 3 hereof prior to or concurrently with the payment of such Amendment Fee.  In the event that all or a portion of such prepayment is not made on or before September 30, 2011, the Borrower shall, by no later than October 4, 2011, pay to the Administrative Agent the additional amount of the Amendment Fee that would have been due if such prepayment had not been factored into the Amendment Fee calculation.

SECTION 3.  Prepayment.  On or before September 30, 2011, the Borrower may, on any Business Day, make a voluntary prepayment of up to $200 million of the principal amount of the Loan upon at least one (1) Business Day’s advance written notice to the Administrative Agent, which prepayment shall be without premium or penalty.  Such prepayment shall be applied ratably among all remaining installments.

SECTION 4. Finnvera Guarantee Premium Payment.  In determining the amount of the Finnvera Guarantee premium payment payable to the Administrative Agent pursuant to Section 3.4(a) of the Credit Agreement on September 27, 2011 for the Interest Period commencing on October 26, 2011, the parties shall assume that the Borrower will make the $200 million prepayment in accordance with Section 3 hereof.  In the event that all or a portion of such prepayment is not made on or before September 30, 2011, the Borrower shall, by no later than October 4, 2011, pay to the Administrative Agent the additional amount of premium payment that would have been due if the $200 million prepayment had not been factored into the premium payment calculation.

SECTION 5.  Representations and Warranties.  To induce the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and each Lender that, as of the Amendment Date:

(A)           the representations and warranties set forth in Article VI (excluding, however, those contained in Sections 6.9.1, 6.10 and 6.12) are true and correct with the same effect as if then made;

(B)           no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing;

(C)           the execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and the Credit Agreement as amended hereby, are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

          (i)           contravene such Loan Party’s Organic Documents;

          (ii)           contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

          (iii)           contravene any contractual restriction binding on such Loan Party or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

          (iv)           result in, or require the creation or imposition of, any Lien on any

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of such Loan Party’s properties except as would not reasonably be expected to result in a Material Adverse Effect;

(D)           no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by each Loan Party of this Amendment or the Credit Agreement as amended hereby (except for authorizations or approvals not required to be obtained on or prior to the Amendment Effective Date that have been obtained or actions not required to be taken on or prior to the Amendment Effective Date that have been taken); and

(E)            this Amendment and the Loan Documents amended hereby constitute the legal, valid and binding obligations of each Loan Party enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 6.  Reference to and Effect on the Loan Documents.  (A)  On and after the Amendment Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes, the Pledge Agreement and the Finnvera Guarantee to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(B)           The Credit Agreement and the Finnvera Guarantee, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(C)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Finnvera or the Administrative Agent under the Credit Agreement or the Finnvera Guarantee, or constitute a waiver of any provision of the Credit Agreement or the Finnvera Guarantee.

SECTION 7.  Costs and Expenses.  The Guarantor agrees to pay on demand all costs and expenses of the Administrative Agent, the Lenders and Finnvera in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 12.3 of the Credit Agreement.

SECTION 8.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALLURE OF THE SEAS INC., as Borrower

By:	/s/ Antje M. Gibson
Title:	Antje M. Gibson, Vice President and Treasurer

ROYAL CARIBBEAN CRUISES LTD., as Guarantor

By:	/s/ Antje M. Gibson
Title:	Antje M. Gibson, Vice President and Treasurer

NYDOCS02/943686            RCCL ALLURE CREDIT AGREEMENT AMENDMENT NO. 3

SKANDINAVISKA ENSKILDA BANKEN AB (publ), as Administrative Agent

By:	/s/ Simon Wakefield
Title:	Simon Wakefield
Global Head of Acquisition Finance

By:	/s/ Penny Neville-Park
Title:	Penny Neville-Park

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FORTIS BANK SA/NV, as Lender

By:	/s/ Bruno Cloquet
Title:	Bruno Cloquet
Head of Export Finance Europe

By:	/s/ Guido Pletinckx
Title:	Guido Pletinckx
Head of Middle Office Structured Finance

NYDOCS02/943686            RCCL ALLURE CREDIT AGREEMENT AMENDMENT NO. 3

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Lender

By:	/s/ Martin Lunder
Title:	Martin Lunder
Senior Vice President

By:	/s/ Lynn Sauro
Title:	Lynn Sauro
Assistant Vice President

NYDOCS02/943686            RCCL ALLURE CREDIT AGREEMENT AMENDMENT NO. 3

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender

By:	/s/ Malcolm Crow
Title:	Malcolm Crow
Head of Compliance

By:	/s/ Malcolm Stonehouse
Title:	Malcolm Stonehouse
Client Associate

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CITIBANK EUROPE PLC, as Lender

By:	/s/ Barbara Griffiths
Title:	Barbara Griffiths
Vice President

By:	/s/ Emre Umut
Title:	Emre Umut
Vice President

NYDOCS02/943686            RCCL ALLURE CREDIT AGREEMENT AMENDMENT NO. 3

Referring to Clause 4.10 of the General Conditions for Buyer Credit Guarantees, dated 1 March 2004 (the “General Conditions”), applicable to the Finnvera Guarantee, Finnvera hereby, without prejudice to Clause 4.2 of the General Conditions, gives its consent to this Amendment to the Credit Agreement.

FINNVERA PLC

By:	/s/ TopiVesteri
Title:	Topi Vesteri
Executive VP

By:	/s/ Tiina Tuominen
Title:	Tiina Tuominen
Senior Legal Counsel

NYDOCS02/943686            RCCL ALLURE CREDIT AGREEMENT AMENDMENT NO. 3